Exhibit 4.6

WARRANT AGREEMENT

Check-Cap Ltd.

and

American Stock Transfer & Trust Company, LLC, as Warrant Agent

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [●], 2015, is by and between Check-Cap Ltd., an Israeli company (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of units (the “Units,” and each a “Unit”), with each unit consisting of one ordinary share of the Company, NIS 0.20 nominal value (each an “Ordinary Share”), and one-half of a warrant (each, a “Series A Warrant”) to purchase one Ordinary Share of the Company at a purchase price of $[●] per share, subject to adjustment as described herein; and

WHEREAS, pursuant to the terms of the Offering, each purchaser of Units in the Offering shall be entitled to receive for each Unit purchased an additional one and one-half of a warrant (each, a “Long Term Incentive Warrant,” and, together with the Series A Warrants, hereinafter referred to as the “Warrants”) to purchase one Ordinary Share of the Company at a purchase price of $[●] per share, subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, as amended, on Form F-1, No. 333-201250 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Ordinary Shares underlying the Units, the Warrants and the Ordinary Shares issuable upon exercise of the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants (each a “Holder”); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.
Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1
Form of Warrants. Each Series A Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein.  Each Long Term Incentive Warrant shall be issued in certificated form only and shall be in substantially the form of Exhibit B hereto.  Each Warrant shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, Chief Executive Officer or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2	Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the Holder thereof.

2.3	Registration.

2.3.1
Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants (and with respect to the Long Term Incentive Warrants, only transfer in accordance with the provisions of Section 5.1 below). Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2
Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.	Terms and Exercise of Warrants.

3.1	Exercise Price.

3.1.1
Series A Warrants.  Each Series A Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Series A Warrant and of this Agreement, to purchase from the Company the number of Ordinary Shares of the Company stated therein, at the price of $[●] per share, subject to the adjustments provided herein; provided however, that only whole Series A Warrants may be exercised.

3.1.2
Long Term Incentive Warrants.  Each Long Term Incentive Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Long Term Incentive Warrant and of this Agreement, to purchase from the Company the number of Ordinary Shares of the Company stated therein, at the price of $[●] per share, subject to the adjustments provided herein; provided however, that only whole Long Term Incentive Warrants may be exercised.

3.1.3
The term “Exercise Price” as used in this Agreement shall mean the price per share at which the Ordinary Shares may be purchased at the time a whole Series A Warrant or whole Long Term Incentive Warrant, as the case may be, is exercised.

3.2	Duration of Warrants.

3.2.1	Series A Warrants. Each Series A Warrant may be exercised, in whole or in part, at any time during the period commencing on [●], 2015 and ending on [●], 2020.

3.2.2
Long Term Incentive Warrants.  One-third (1/3) of the Long Term Incentive Warrants held by each Holder will vest and become exercisable on [●], 2016 (the “First Vesting Date”) and (ii) the remaining two-thirds (2/3) of the Long Term Incentive Warrants held by each Holder will vest and become exercisable on [●], 2017 (the “Second Vesting Date”); provided, however, that if the Holder sells, gifts or otherwise transfers the Ordinary Shares underlying the Units purchased by such Holder in the Offering before the First Vesting Date or the Second Vesting Date (other than by way of a “Permitted Transfer” (defined below)), then such Holder will forfeit a pro rata portion of the Long Term Incentive Warrants held by such Holder, which portion shall be automatically deemed to be expired and shall be void.  By way of example, if the Holder holds 100 Ordinary Shares and transfers 50 of such shares in an non-Permitted Transfer before the  Second Vesting Date, then such Holder will immediately forfeit one-half of its unvested Long Term Incentive Warrants.  The Long Term Incentive Warrants will expire on [●], 2022.  For purposes of this Section 3.2.2, a “Permitted Transfer” shall mean: (i) a transfer on the Holder’s death, by will or operation of law, to the Holder’s spouse, ex-spouse, child, grandchild, or stepchild; (ii) a transfer by or as a result of divorce proceedings; (iii) a transfer to a trust or other similar estate planning vehicle for the benefit of the original Holder; or (iv) a transfer on liquidation of a Holder that is a corporation, trust or other entity.  The transferee to whom Ordinary Shares are transferred in any Permitted Transfer must notify the Company and the Warrant Agent on transfer and present reasonable proof or support for the Permitted Transfer, such as a death certificate, court order or certificate of liquidation from an appropriate office of the federal, state, local or foreign government or court, acceptable in the reasonable judgment of the Company. In addition to the vesting conditions described above, for a Holder of Long Term Incentive Warrants to be able to exercise its Long Term Incentive Warrants, such holder must, within 120 days of the closing date of the Offering, register the Ordinary Shares underlying the Units purchased by such holder in the Offering in its name and not in “street name.” If the Holder of Long Term Incentive Warrants fails to timely register the Ordinary Shares underlying the Units purchased by such Holder in the Offering in its name and not in “street name”, the Long Term Incentive Warrants held by such Holder will automatically expire. Within ten (10) days following the closing date of the Offering the Company will receive a list of original purchasers of the Units from the underwriters of the Offering, including those purchasers who may have purchased their Units through selected dealers appointed by the underwriters of the Offering. The Company will monitor daily share transfers based on reports, known as tracking sheets, that it may receive from the Depository Trust & Clearing Corporation. The Company will compare this information to certified lists, prepared by its transfer agent, of the original shareholders who have received record ownership of their Ordinary Shares underlying the Units purchased in the Offering, in the form of stock certificates or book entry form as of a date that is 120 days following the closing date  of the Offering (“Long Term Incentive Warrant Qualifying Date”). Based on that information, the Company will obtain a list of Holders who have qualified their Ordinary Shares to be able to exercise their Long Term Incentive Warrants (each a “Long Term Incentive Warrant Qualifying Shareholder” and collectively, the “Long Term Incentive Warrant Qualifying Shareholders”). Within 30 days following the Long Term Incentive Warrant Qualifying Date, the Company will send each of its shareholders of record letters informing them whether and to what extent they have or have not become Long Term Incentive Warrant Qualifying Shareholders.

3.2.3
For purposes of this Agreement, the term “Expiration Date” means [●], 2020 with respect to the Series A Warrants and [●], 2022 or an earlier date to the extent expired in accordance with the provisions of Section 3.2.2 with respect to the Long Term Incentive Warrants and the term “Exercise Period” means the period during which the Series A Warrant or Long Term Incentive Warrant, as the case may be, is exercisable, as described in subsection 3.2.1 or 3.2.2 hereof.

3.2.4
The exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Any Warrant not exercised on or before the applicable Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on such Expiration Date.

3.3	Exercise of Warrants.

3.3.1           Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by submitting a duly executed election to purchase attached to the applicable Warrant, at the office of the Warrant Agent in the Borough of Brooklyn, City and State of New York or at the office of its successor as Warrant Agent, in the Borough of Brooklyn, City and State of New York, which may be done by fax or email delivery, and by paying, within two days of the date of exercise, in full the Exercise Price for each whole Ordinary Share as to which the Warrant is exercised, in lawful money of the United States, by wire transfer or in good certified check or good bank draft payable to the order of the Company or by Cashless Exercise in accordance with Section 3.3.2 hereof.  The Registered Holder shall not be required to deliver the original Warrant being exercised in order to effect an exercise hereunder.  Upon delivery of an exercise notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Ordinary Shares with respect to which such Warrant has been exercised, irrespective of the date such Ordinary Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Ordinary Shares (as the case may be).

***Checks should be payable to American Stock Transfer & Trust Company, LLC. Notice of cash exercise should be made by e-mail (not fax) to [fruggiero@amstock.com]. Originals need to be mailed to American Stock Transfer, Attention: [____________]. Wired funds for exercise should be wired to:

[JP MORGAN CHASE BANK
ABA # 021 000 021
ACCT # 530-354616
ACCT NAME:  AMERICAN STOCK TRANSFER & TRUST CO
AS AGENT FOR WARRANTS
ATTN: FRANK RUGGIERO – REORG DEPT.]

3.3.2           Cashless Exercise. Notwithstanding anything contained herein to the contrary, if and only if an effective  registration statement covering the issuance of the Ordinary Shares that are subject to the exercise notice is not available for the issuance of such Ordinary Shares, the Registered Holder may exercise a Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Ordinary Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of shares with respect to which the Warrant is then being exercised.

B	=
the arithmetic average of the Closing Sale Prices (as defined below) of the Ordinary Shares for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C	=	the Exercise Price then in effect for the applicable Ordinary Shares at the time of such exercise.

The term “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Nasdaq Capital Market, as reported by Bloomberg, L.P. (“Bloomberg”), or, if the Nasdaq Capital Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Nasdaq Capital Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Registered Holder. If the Company and the Registered Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8.3 hereof. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Registered Holder is not an affiliate of the Company, the Ordinary Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Registered Holder, and the holding period for the Ordinary Shares shall be deemed to have commenced, on the date the Warrant was originally issued.

3.3.3           Issuance of Ordinary Shares on Exercise. Assuming funds for exercise are paid on or before the second trading day following the date of receipt by the Company of an exercise notice, then on or before the third trading day following the date upon which the Company has received an exercise notice for a Warrant, the Company shall cause its transfer agent to (i) provided that the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian System, or (ii) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder, or at the Holder’s instruction pursuant to the delivered exercise notice, the Holder’s agent or designee, in each case pursuant to this clause (ii), sent by reputable overnight courier to the address specified in the applicable exercise notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable exercise notice), for the number of Ordinary Shares to which the Holder is entitled pursuant to such exercise.

3.3.4           Valid Issuance. All Ordinary Shares issued or issuable upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.5           Share Delivery Failure. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) trading days after receipt of the applicable exercise notice (the “Share Delivery Deadline”), a certificate for the number of Ordinary Shares to which the Holder is entitled upon Holder’s exercise of a Warrant, or credit the Holder’s balance account with DTC for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise of a Warrant (as the case may be, but in each case without a restrictive legend) (a “Delivery Failure”), and if on such or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of all or any portion of the number of Ordinary Shares issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to it, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to 100% of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including, without limitation, by any other person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Ordinary Shares or credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares multiplied by (B) the lowest Closing Sale Price of Ordinary Shares on any trading day during the period commencing on the date of the applicable exercise notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).

3.4
Beneficial Ownership Limitation on Exercises.  The Company shall not affect the exercise of any portion of a Warrant, and the Registered Holder of such Warrant shall not have the right to exercise any portion of such Warrant, to the extent that after giving effect to such exercise, the Registered Holder (together with the Registered Holder’s affiliates, and any persons acting as a group together with the Holder or any Registered Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such exercise, provided, however, that the foregoing limitation on exercise shall not apply to any Registered Holder who, together with such Registered Holder’s affiliates, and any persons acting as a group together with such Registered Holder and such Registered Holder’s affiliates, owns in excess of the Maximum Percentage immediately prior to the closing of the Offering.  For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such Registered Holder and its affiliates shall include the number of Ordinary Shares issuable upon exercise of a Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of such Warrant beneficially owned by the Registered Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Registered Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Registered Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  To the extent that the limitation contained in this Section 3.4 applies, the Registered Holder’s submission of an Election to Purchase shall be deemed to be the Registered Holder’s determination of whether a Warrant is exercisable (in relation to any other securities owned by the Registered Holder together with any affiliates) and of which portion of a Warrant is exercisable, in each case subject to the Maximum Percentage, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of the Warrants, in determining the number of outstanding Ordinary Shares, the Registered Holder may rely on the number of outstanding Ordinary Shares as reflected in the most recent of (1) the Company’s most recent Form 20-F, Form 6-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of Ordinary Shares outstanding.  For any reason at any time, upon the written or oral request of the Registered Holder, the Company shall within three (3) trading days confirm to the Registered Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Warrant, by the Registered Holder and its affiliates since the date as of which such number of outstanding Ordinary Shares was reported.  By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage to any other percentage of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of a Warrant and the provisions of this Section 3.4 shall continue to apply; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to that Registered Holder.  For purposes of clarity, the Ordinary Shares underlying any Warrant in excess of the Maximum Percentage for a Registered Holder shall not be deemed to be beneficially owned by that Registered Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.	Adjustments.

4.1	Stock Dividends.

4.1.1
Split-Ups. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Ordinary Shares and the Exercise Price shall be proportionally decreased such that the aggregate Exercise Price, after such adjustments, remains the same for each Warrant.

4.1.2
Dividends and Other Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), except to the extent an adjustment was already made pursuant to Section 4.1.1 or 4.2 (a “Distribution”), at any time after the issuance of a Warrant, then, in each such case, the Company shall reserve and put aside the maximum Distribution amount the Holder would have been entitled to receive if the Holder had held the number Ordinary Shares acquirable upon complete exercise of such Warrant (other than any portion of the Long Term Incentive Warrants that expired in accordance with the terms hereof, but without regard to any limitations on exercise thereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution. Upon exercise of a Warrant, in whole or in part, the Company shall, contemporaneously with the delivery of the Ordinary Shares, distribute to the Holder a pro rata portion of such Distribution based on the portion of the Warrant that has been exercised (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution at such time and to such extent (or the beneficial ownership of any such Ordinary Shares as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

4.2
Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares and the Exercise Price shall be proportionally increased such that the aggregate Exercise Price, after such adjustments, remains the same for each Warrant.

4.3
Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of a Warrant (other than any portion of the Long Term Incentive Warrants that expired in accordance with the terms hereof, but without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

4.4
Fundamental Transactions.  If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Registered Holder of such Warrant shall be entitled to receive, for each Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3.4 on the exercise of the Warrants), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) which, in all cases, was received as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which a Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.4 on the exercise of the Warrants). If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Registered Holder shall be given the same choice as to the Alternate Consideration. Notwithstanding anything to the contrary, (a) if the holders of Ordinary Shares received, as a result of such Fundamental Transaction, a consideration or Alternate Consideration (whether from the Company or from any other person, and whether such consideration or Alternate Consideration is comprised of cash, securities or other property) (such consideration attributed to one Ordinary Share: the "Fundamental Transaction Consideration Per Ordinary Share") with respect to some but not all of their Ordinary Shares (including in the event that they have tendered only some of the Ordinary Shares which such shareholders have initially requested to tender) then, upon any subsequent exercise of a Warrant, the Registered Holder of such Warrant shall be entitled to receive such consideration on a pro-rata basis, based on the number of Ordinary Shares underlying its Warrant; and (b) in the event that the Fundamental Transaction Consideration Per Ordinary Share paid as a result of such Fundamental Transaction is paid by the Successor Entity (as defined below) or by any other person other than the Company, then such Successor Entity or the other person shall assume and be responsible to pay the Fundamental Transaction Consideration Per Ordinary Share upon any subsequent exercise of a Warrant.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all obligations of the Company under each Warrant in accordance with the provisions of this Section 4.4 pursuant to agreements in form and substance reasonably satisfactory to the Registered Holders and approved by the Registered Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of each Registered Holder, deliver to such Registered Holder in exchange for such Registered Holder’s Warrant a written instrument substantially similar in form and substance to such Registered Holder’s Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of such Warrant (without regard to the limitations on exercise set forth in Section 3.4) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and each Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and each Warrant with the same effect as if such Successor Entity had been named as the Company herein.

4.5
Calculations.  All calculations under this Section 4 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 4, any calculation of the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall not include treasury shares, if any. Notwithstanding anything to the contrary in this Section 4, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of the immediately preceding sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In any case in which this Section 4 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the Registered Holder exercises a Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the Ordinary Shares and other capital stock of the Company in excess of the Ordinary Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company or the Warrant Agent shall deliver to the Registered Holder a due bill or other appropriate instrument evidencing the Registered Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

4.6
Notices of Changes in Warrant.  Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7
No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any whole Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round to the nearest whole number, the number of Ordinary Shares to be issued to such holder.

4.8
Form of Warrant. The form of Series A Warrant and Long Term Incentive Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.

4.9
Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.	Transfer and Exchange of Warrants.

5.1
Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Series A Warrant upon the Warrant Register, upon surrender of such Series A Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Series A Warrant representing an equal aggregate number of Series A Warrants shall be issued and the old Series A Warrant shall be cancelled by the Warrant Agent. The Series A Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.  Long Term Incentive Warrants may not be transferred, and any attempt by the holder of Long Term Incentive Warrants to transfer or assign any rights, duties or obligations that arise with respect to such Long Term Incentive Warrants shall be void, except in connection with a Permitted Transfer.

5.2
Procedure for Surrender of Warrants. Series A Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Series A Warrants as requested by the Registered Holder of the Series A Warrants so surrendered, representing an equal aggregate number of Series A Warrants.

5.3
Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5.

6.	Other Provisions Relating to Rights of Holders of Warrants.

6.1
No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, except as otherwise set forth herein or in any Warrant, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2
Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity bond or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3
Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4
Registration of the Ordinary Shares.  The Company registered the Warrants and the Ordinary Shares underlying the Warrants in the Registration Statement. The Company will use its reasonable best efforts to maintain the effectiveness of such Registration Statement and the current status of the Prospectus or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Ordinary Shares issuable upon exercise of the Warrants at any time that the Warrants are exercisable.  In addition, the Company agrees to use its reasonable best efforts to register such Ordinary Shares under the blue sky laws of the states of residence of the exercising Warrant holders to the extent an exemption from such registration is not available.

7.	Concerning the Warrant Agent and Other Matters.

7.1
Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Warrant by or on behalf of a Registered Holder until all tax consequences (if any) arising from the exercise of such Warrant are resolved in a manner reasonably acceptable to the Company.

7.2	Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1
Appointment of Successor Warrant Agent. The Warrant Agent, or any successor hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation in good standing in the State of New York and having its principal office in the Borough of Brooklyn, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2
Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

7.2.3
Merger or Consolidation of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3	Fees and Expenses of Warrant Agent.

7.3.1
Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and any transfer agent fees which are in addition thereto and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2
Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4	Liability of Warrant Agent.

7.4.1
Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2
Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3
Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of  Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares shall, when issued, be valid and fully paid and nonassessable.

7.5
Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Ordinary Shares through the exercise of the Warrants.

8.	Miscellaneous Provisions.

8.1	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2
Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) when sent, if delivered by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Check-Cap Ltd. Abba Hushi Ave. P.O. Box 1271 Isfiya, 30090, Israel Attention: Guy Neev and Lior Torem

By Telefax (which constitutes notice): [●] By Email (which constitutes notice): [●]

with copies to: Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell S. Nussbaum, Esq. and Angela M. Dowd, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to the Warrant Agent shall be sufficiently given (i) upon receipt if by hand or overnight delivery, (ii) when sent, if delivered  by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11219
Attention: Corporate Actions

By Email (which constitutes notice): [fruggiero@amstock.com]

8.3
Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4
Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5
Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Brooklyn, City of New York and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6
Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8
Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments shall require the written consent of the Company and the Registered Holders holding Warrants to purchase at least 65% of the Ordinary Shares underlying the then outstanding Warrants. No consideration shall be offered by the Company to any Registered Holder in connection with a modification, amendment or waiver of this Agreement or any Warrant without also offering the same consideration to all Registered Holders.

8.9
Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHECK-CAP LTD.

By:
Name:
Title:

American Stock Transfer & Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

[FORM OF SERIES A WARRANT CERTIFICATE]

Number:

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

CHECK-CAP LTD.

Incorporated Under the Laws of Israel
CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that,  or registered assigns, is the registered holder of warrant(s) (the “Warrants” and each, a “Warrant”) to purchase ordinary shares, NIS 0.20 nominal value (the “Ordinary Shares”) of Check-Cap Ltd., an Israeli company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement (as defined on the reverse hereof).

Only whole Warrants may be exercised. Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. The number of the Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Ordinary Share for any Warrant is equal to $[●] per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

CHECK-CAP LTD.

By:
Name:
Title:

American Stock Transfer & Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Certificate]

 [Form of Series A Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement, dated as of [●], 2015 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in Section 3.2.1 of the Warrant Agreement.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a whole Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round to the nearest whole number of Ordinary Share to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and herewith tenders payment for such shares to the order of Check-Cap Ltd. (the “Company”) in the amount of $___ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is and that such shares be delivered to whose address is ______________________. If said number of shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ___________________, whose address is _______________, and that such Warrant Certificate be delivered to _________________, whose address is ______________________.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 3.3.2 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 3.3.2 of the Warrant Agreement.

________________	a “Cash Exercise” with respect to ____________ Warrant Shares; and/or
________________
a “Cashless Exercise” with respect to ____________ Warrant Shares, resulting in a delivery obligation by the Company to the Holder of Ordinary Shares representing the applicable Net Number, subject to adjustment.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of_____________________, whose address is_____________________, and that such Warrant Certificate be delivered to_____________________, whose address is_____________________.

Date: ____________, 20	(Signature)

(Address)

(Tax Identification Number)

EXHIBIT B

[FORM OF LONG TERM INCENTIVE WARRANT CERTIFICATE]

Number:

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

CHECK-CAP LTD.

Incorporated Under the Laws of Israel

Warrant Certificate

This Warrant Certificate certifies that,  or registered assigns, is the registered holder of warrant(s) (the “Warrants” and each, a “Warrant”) to purchase ordinary shares, NIS 0.20 nominal value (the “Ordinary Shares”) of Check-Cap Ltd., an Israeli company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below (subject to the vesting conditions referred to therein), to receive from the Company that number of fully paid and nonassessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement (as defined on the reverse hereof).

Only whole Warrants may be exercised. Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. The number of the Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Ordinary Share for any Warrant is equal to $[●] per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

The Warrants evidenced by this Warrant Certificate may not be transferred (other than by way of a Permitted Transfer), and any attempt by the Registered Holder to transfer or assign any rights, duties or obligations that arise with respect to the Warrants (other than by way of a Permitted Transfer) shall be void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

CHECK-CAP LTD.

By:
Name:
Title:

American Stock Transfer & Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Certificate]

 [Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement, dated as of [●], 2015 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in Section 3.2.1 of the Warrant Agreement (subject to the vesting conditions described therein). In addition to the vesting conditions described therein, for a holder of Warrants to be able to exercise its Warrants, such holder must, within 120 days of the closing date of the Offering, register the Ordinary Shares underlying the Units purchased by such holder in the Offering in its name and not in “street name.” If the holder of Warrants fails to timely register the Ordinary Shares underlying the Units purchased by such holder in the Offering in its name and not in “street name”, the Warrants held by such holder will automatically expire.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a whole Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round to the nearest whole number of Ordinary Share to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and herewith tenders payment for such shares to the order of Check-Cap Ltd. (the “Company”) in the amount of $___ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is and that such shares be delivered to whose address is ______________________. If said number of shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned, and that such Warrant Certificate be delivered to _________________, whose address is ______________________.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 3.3.2 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 3.3.2 of the Warrant Agreement.

________________	a “Cash Exercise” with respect to ____________ Warrant Shares; and/or
________________
a “Cashless Exercise” with respect to ____________ Warrant Shares, resulting in a delivery obligation by the Company to the Holder of Ordinary Shares representing the applicable Net Number, subject to adjustment.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned, and that such Warrant Certificate be delivered to_____________________, whose address is_____________________.

Date: ____________, 20	(Signature)

(Address)

(Tax Identification Number)